                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                FEBRUARY 26, 1999

                                  MAXIMUS, INC.
             (Exact name of registrant as specified in its charter)

          VIRGINIA                   1-12997                    54-10005888
(State or other jurisdiction    (Commission File               (IRS Employer
     of incorporation)              Number)                 Identification No.)

                    1356 BEVERLY ROAD, MCLEAN, VIRGINIA 22101
              (Address of principal executive offices and zip code)

               Registrant's telephone number, including area code:
                                 (703) 734-4200

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On February 26, 1999, MAXIMUS, Inc. ("MAXIMUS") acquired all of the outstanding stock of Control Software, Inc. ("Control"). The acquisition was structured as a merger (the "Merger") of a wholly owned subsidiary of MAXIMUS with and into Control pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 26, 1999. The Merger is being accounted for as a pooling of interests.

     As consideration for the Merger, the stockholders of Control received 700,210 shares of common stock, no par value, of MAXIMUS (the "MAXIMUS Common Stock"). The number of shares of MAXIMUS Common Stock delivered as the merger consideration was determined through arms-length negotiation between the parties. There was no material relationship between Control or any of its stockholders and MAXIMUS or any of its affiliates, directors or officers, or any associate of a MAXIMUS director or officer.

     The assets acquired in the Merger were used by Control in the business of software development and implementation, with a focus in fleet management software development and implementation. MAXIMUS intends that Control will operate in the same business either as a wholly owned subsidiary or as a division of MAXIMUS.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          Pursuant to Rule 3-05(b)(2)(i) of Regulation S-X, financial statements of the business acquired are not required.

     (b)  Pro Forma Financial Information.

          Pursuant to Rule 3-05(b)(2)(i) of Regulation S-X, pro forma financial statements of the business acquired are not required.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MAXIMUS, INC.

Date:  March 3, 1999                      By: /s/ David V. Mastran
                                             ----------------------------------
                                              David V. Mastran
                                              President

                                  EXHIBIT INDEX


 EXHIBIT NO.           DESCRIPTION
                       -----------

      2 Agreement and Plan of Merger dated February 26, 1999 by and between MAXIMUS, Inc., Control Acquisition Corp., Control Software, Inc., James M. Paulits, John H. Hines, III, R. David Sadoo and John M. Ryan. Filed herewith. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Merger are omitted. A list of such exhibits and schedules appears in the table of contents to the Agreement and Plan of Merger. The Registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.